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                                                                Exhibit 23.6


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Safeguard Scientifics, Inc. on Form S-8 of our report dated February 24, 1999 (relating to the financial statements of OAO Technology Solutions, Inc. not presented separately therein) appearing in the Annual Report on Form 10-K of Safeguard Scientifics, Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
McLean, VA
September 2, 1999